Exhibit 99.1

KKR Real Estate Finance Trust Inc. Announces New CFO

NEW YORK — KKR Real Estate Finance Trust Inc. (the “Company” or “KREF”) (NYSE: KREF) today announced that Kendra Decious has been appointed Chief Financial Officer and Treasurer of the Company, effective March 2, 2022.  Ms. Decious will replace Mostafa Nagaty, who resigned from the Company.  Mr. Nagaty will remain in his positions through March 1, 2022 and has agreed to assist the Company as it transitions his responsibilities.

“We are thrilled to welcome Kendra to the KREF team. Kendra is a KKR veteran, having joined the firm in 2006 and most recently served as a Managing Director in KKR’s Finance Group.  Kendra brings more than 15 years of finance industry experience which will benefit KREF as we continue to grow the business,” said Matt Salem, Chief Executive Officer of KREF.  “Mostafa has been an integral part of the team since he joined in 2018.  We thank Mostafa for his significant contributions to KREF’s success, and we wish him well in his future endeavors.”

Ms. Decious is currently a Managing Director in the finance group of KKR & Co. Inc. and its subsidiaries (“KKR”), and has been with KKR since 2006. She currently serves as Head of Strategic Planning and Budgeting, and is responsible for day-to-day communications with the KKR Board of Directors. From 2006 to 2010, Ms. Decious was the Chief Financial Officer of KKR Private Equity Investors, L.P., the publicly listed vehicle that was combined with KKR’s business to create KKR & Co. Inc. In this capacity Kendra was, and currently still is, responsible for the accounting, reporting and risk controls for all of KKR’s balance sheet investments. Previously, Ms. Decious was responsible for the finance groups of KKR’s Capital Markets, Hedge Funds and Stakes businesses. Ms. Decious currently serves on the Board of Directors and Audit Committee of CHI Overhead Doors, a KKR portfolio company, and is a founding member of KKR’s Global Risk & Operations Committee. Previously, she served as a founding member of KKR’s Inclusion and Diversity Advisory Committee and as a member of KKR’s Energy and Infrastructure Valuation Committee and PAAMCO Prisma’s Audit Committee. Prior to joining KKR, Ms. Decious was a Vice President at KinderCare Learning Centers, with responsibility for the Finance & Accounting and Procurement departments, and was a Director at Red Lion Hotels, responsible for SEC and Financial Reporting. Ms. Decious began her career at KPMG and is a certified public accountant (inactive).

About KKR Real Estate Finance Trust Inc.

KKR Real Estate Finance Trust Inc. is a real estate finance company that focuses primarily on originating and acquiring senior loans secured by commercial real estate properties. KREF is externally managed and advised by an affiliate of KKR & Co. Inc. For additional information about KREF, please visit its website at www.kkrreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. The forward-looking statements speak only as of the date of this press release or as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statements except as required by law. Information about factors affecting the Company and the forward-looking statements is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

MEDIA CONTACT:
Cara Major or Miles Radcliffe-Trenner
(212) 750-8300
media@kkr.com

INVESTOR RELATIONS CONTACT:
Jack Switala
(212) 763-9048
kref-ir@kkr.com